EXHIBIT 99.1

Creative Realities announces FY16 and 4Q16 financial results

Achieves record operating performance in 4Q16; Reiterates significant growth for FY17

-	Quarterly revenue grew 68% vs. prior year
-	Achieved 4Q16 guidance for revenue growth and gross margin expansion
-	Reiterating FY17 guidance of $26 million in revenue
-	Issuing 1Q17 revenue guidance of $6.2-6.3 million, indicating +150% growth over prior year
-	Earnings call scheduled for Wednesday, March 29th at 9am Eastern

LOUISVILLE, KY – March 28, 2017 – Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (OTCQB: CREX), a leading provider of digital marketing solutions, announced its financial results for the year ended December 31, 2016, including the quarter ended as of the same date.

Rick Mills, Chief Executive Officer, remarked, “As we projected, CRI demonstrated strong growth in the fourth quarter of 2016 in both revenue and gross profit, which resulted in an operating profit for the period. We are pleased to meet our financial guidance for the fourth quarter and for the year.”

2016 Financial Overview

  Revenues were $13.7 million for the year ended December 31, 2016, growing by $2.2 million or 19% compared to 2015.
  Gross profit was $6.9 million in 2016, up $3.3 million, or 90%, compared to 2015.
  Gross margin improved to 50% in 2016 compared to 32% in 2015.

Fourth Quarter Financial Highlights

  Revenues were $5.5 million for the three-month period ended December 31, 2016, an increase of 68% compared to the same period in 2015, and up 103% sequentially.
  Gross profit was $2.7 million for the fourth quarter 2016, up $1.7 million, or 180%, for the corresponding period in the prior year.
  Gross margin improved to 49% of revenue for the fourth quarter of 2016, marking continued improvement from 29% in the prior year.
  CRI generated operating profit of $0.2 million and EBITDA of $0.6 million.
  Two large non-cash expenses below the operating line, including a $1.6 million expense for change in warrant liability and a $0.4 million charge in non-cash interest expense and other expense.

Mr. Mills continued, “We intend to build on this base of financial performance in 2017, as we have completed implementation of our organizational plan. We have expanded to five locations across the US, and have reorganized functions and facilities to better meet our needs. We have transitioned all of our internal and customer-facing financial and reporting systems to those that are cloud-based, which are cost effective and dynamic. This has proved especially important as we build our sales and marketing team to deliver new programs, with three new sales people added in the second half of 2016.”

“The investment in expanding our sales activities has been productive,” explained Mills. We had some large new customer wins, such as a major health and beauty brand creating its retail flagship in New York City, and significant follow-on orders from existing customers - a good example being one of our telecommunications customers, which ordered additional services in the final quarter of the year.”

2017 Financial Guidance

The Company is reaffirming its financial guidance provided in connection with an investor presentation at a financial conference in January 2017 (which is available on our website at www.cri.com), and providing guidance for 1Q17.

•	Organic revenue growth (i.e. excluding acquisitions) to exceed 90%, equivalent to FY17 revenue of $26 million.
•	1Q17 revenue guidance of $6.2-6.3 million, indicating +150% growth over prior year
•	1Q17 positive operating profit and EBITDA.

The Company’s balance sheet has continued to improve in the first months of 2017, with a sizeable increase in cash and cash equivalents from the collection of receivables and the receipt of license payments. The Company’s issue of $4.3 million of senior secured debt was purchased in the fourth quarter by an affiliate of Pegasus Capital Partners, CRI’s largest shareholder.

Mr. Mills concluded, “It is our intent to move rapidly forward as a leading consolidator in the industry. The future of digital signage has never been more exciting with screens of all sizes, types and shapes being installed everywhere. What is out there now is, in our view, the tip of the iceberg. Industry analysts suggest the market contains as many as 600 digital signage content management providers. We see consolidation happening as many of these providers have high cost structure, high customer acquisition cost, and have chased market share at the expense of profitability. We are confident the CRI brand will win on the basis of a more efficient cost structure that arise as a result of scale and experience, market reach, and channel relationships.”

Conference Call Details

The Company will host a conference call to review the results and provide additional commentary about the Company’s recent performance, which is scheduled for Wednesday, March 29, 2017 at 9:00 am Eastern Time.

Prior to the call, participants should register at https://attendee.gotowebinar.com/register/2020898355321092867.  Once registered, participants can use the weblink provided in the registration email to dial-in by phone or use your computer to listen to the live webcast.

Following the live webcast, a replay will be available approximately two hours after the webcast on our website at www.cri.com for at least 30 days.

About Creative Realities, Inc.

Creative Realities helps retailers and brands use the latest technologies to inspire shopper engagement in and around the Store.  Founded 16 years ago, the firm's evolving client base has led to recognized leadership in deploying technology aligned with strategic and consumer behavior goals at Retail. The firm has created and delivered consumer/shopper experiences, designs and installs high-end audio-visual networks, and is actively providing recurring SaaS and support services across diverse categories: Automotive, Apparel & Accessories, Banking, Baby/Children, Beauty, CPG, Department Stores, Digital Out-of-Home (DOOH), Electronics, Fashion, Fitness, Foodservice/QSR, Financial Services, Gaming, Luxury, Mass Merchants, Mobile Operators, and Pharmacy Retail.

Cautionary Note on Forward-Looking Statements

This press release contains certain statements that would be deemed "forward-looking statements" under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect” and “believe” indicate forward-looking statements.

These forward-looking statements may reflect management’s present expectations and estimates regarding future expenses, revenue and profitability, trends affecting our financial condition and results of operations, operating efficiencies, revenue opportunities, potential new markets, and the ability of the Company to effectively compete in a highly competitive market. Nevertheless, and despite the fact that management’s expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, the Company’s actual results, performance, or achievements are subject to future risks and uncertainties, any of which could materially affect the Company’s actual performance. Risks and uncertainties that could affect such performance include, but are not limited to: the adequacy of funds for future operations; future expenses, revenue and profitability; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the impact of changing customer requirements upon revenue recognition; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; the impact of the Company’s financial condition upon customer and prospective customer relationships; and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in Company reports filed with the Securities and Exchange Commission.

Given these uncertainties, and the fact that forward-looking statements represent management’s estimates and assumption as of the date of this press release, you should not attribute undue certainty to these forward-looking statements. We assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements contained in this press release, even if new information becomes available in the future.

Investor Relations Contact:

John Walpuck

Chief Operating Officer & Chief Financial Officer

Creative Realities, Inc.

Tel: (949) 228-7777

john@cri.com